                                                  Exhibit 23


              Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-59405) of PP&L Resources, Inc. and of the Registration Statements on Form S-3 (No. 333-20661 and No. 333-27773) of PP&L, Inc., in the Registration Statement on Form S-4 (No. 333-33565) of PP&L Resources, Inc. and in the Registration Statements on Form S-8 (No. 33-50031, No. 333-02003, No. 333-38003 and No. 333-38003-01) of
PP&L Resources, Inc. of our report dated February 2, 1998 appearing on Page 41 of this Form 10-K.





PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
March 3, 1998